UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2008

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2008, Active Power, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Caterpillar, Inc. (“Caterpillar”), effective as of January 1, 2008, governing the sale of products by the Company to Caterpillar. The Purchase Agreement has an initial term of three years and provides that Caterpillar will continue to market certain of the Company’s flywheel-based uninterruptible power supply products under the Caterpillar brand as a complement to Caterpillar’s own product line. Under the terms of the Purchase Agreement, the Company will supply and Caterpillar will purchase all of Caterpillar’s Electric Power Division’s requirements for the Company’s products.

On April 24, 2008, the Company issued a press release announcing the Purchase Agreement. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Active Power, Inc. Press Release dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: April 24, 2008	By:	/s/ John Penver
John Penver
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Active Power, Inc. Press Release dated April 24, 2008.